Exhibit 99.1

For More Information:

www.bea.com/investors

NASDAQ EXTENDS BEA FILING DEADLINE

SAN JOSE, CA – Feb. 28, 2007 – BEA Systems, Inc., a world leader in enterprise infrastructure software, today announced that the Nasdaq Listing Qualifications Panel extended the deadline by which BEA must file its Form 10-Qs for the quarters ended July 31, 2006 and October 31, 2006. The Panel extended the deadline from February 28, 2007 to the close of business on March 12, 2007, which marks the end of the Panel’s discretion permitted under applicable Nasdaq rules. Accordingly, BEA’s common stock will continue to be listed on The Nasdaq Stock Market until March 13, 2007. However, BEA intends to request that the Nasdaq Listing and Hearings Review Council review the Panel’s decision and grant BEA additional time to comply with its filing obligations. The Council has called similar matters for review and granted stays of the Panel’s delisting decisions to other companies in similar circumstances. However, there can be no assurance that the Council will grant BEAs request for continued listing.

As previously disclosed, on September 13, 2006 and December 13, 2006, BEA received Staff Determination letters from The Nasdaq Stock Market resulting from BEA’s delay in filing its Form 10-Qs for the quarters ended July 31, 2006 and October 31, 2006, which letters stated that BEA is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14), and, therefore, its common stock is subject to delisting.

As previously announced, the Audit Committee of BEA’s Board of Directors initiated a review of BEA’s historical stock option grants. On December 4, 2006, BEA announced that it expected changes in certain stock option measurement dates to result in material, non-cash compensation expenses, and, therefore, that its previously issued financial statements should no longer be relied upon and that it would restate its financial statements as necessary. On February 14, 2007, BEA announced the principal findings of the Audit Committee’s review. BEA is working with its independent auditors, Ernst & Young LLP, to complete its restatement and become current in its public filings as soon as possible. However, there can be no assurance that BEA will meet the Panel’s deadline or any extension of the deadline that may be granted by the Nasdaq Listing and Hearings Review Council following its review of the Panel’s decision.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is a world leader in enterprise and communications infrastructure software. BEA’s SOA 360° platform is the industry’s most unified SOA platform for business transformation and optimization, designed to improve cost structures and grow new revenue streams. Information about how BEA is enabling customers to achieve Business LiquidITy™ can be found at bea.com.

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BEA Systems, Inc., BEA, Tuxedo, WebLogic, BEA JRockit and BEA WebLogic Server are registered trademarks, and BEA WebLogic Enterprise Platform, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, Business LiquidITy, microService Architecture and BEA WebLogic Enterprise Security are trademarks, of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to whether BEA will meet the Panel’s deadline for filing its periodic reports, whether BEA will request an additional extension of time to file such reports, and whether any such request will be granted. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements, including the risk that BEA may not be able to complete the preparation of the described quarterly reports in time to meet any deadlines or related extensions imposed by Nasdaq, the risk that Nasdaq may not grant any requested extension of time to file such reports, or the risk that Nasdaq may delist BEA’s common stock for failure to comply with any Nasdaq listing requirement. For more details, please refer to BEA’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2006, Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, and subsequent Current Reports on Form 8-K. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Contact Information:

Investor Contact:

Kevin Faulkner

Investor Relations

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

Kevin Hayden

BEA Systems, Inc.

+1-408-570-8017

kevin.hayden@bea.com